EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GT Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	120,553,632 (1)	$2.9432 (2)	$354,813,449.70	0.00015310	$54,321.94	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$354,813,449.70		$54,321.94
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$54,321.94

(1)	Represents shares of Common Stock, par value $0.001 per share (“Common Stock”), of GT Biopharma, Inc. (the “Company”), which consists of (i) 14,561,913 shares of Common Stock issuable upon the conversion of 6,612 shares of Series L 10% Convertible Preferred Stock, par value $0.001 per share, (ii) 14,561,913 shares of Common Stock issuable upon the exercise of warrants, (iii) 13,255,960 shares of Common Stock issuable upon the conversion of the Greenshoe Rights (as defined in the Registration Statement); (iv) 52,903,846 shares of Common Stock issuable upon the exercise of warrants issuable upon exercise of the Greenshoe Rights, (v) 300,000 shares of Common Stock issuable upon the exercise of pre-funded warrants, and (vi) up to 25,000,000 shares of Common Stock, offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s Common Stock on June 9, 2025, as reported on The Nasdaq Capital Market.